UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2009 (December 29, 2008)

Peoples Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-29949	31-1686242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6100 West Chester Road

West Chester, Ohio  45069

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (513) 870-3530

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Item 1.02               Termination of a Material Definitive Agreement.

Purchase and Assumption Agreement

As previously announced, on September 12, 2008, Peoples Community Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Peoples Community Bank (the “Bank”), entered into a Purchase and Assumption Agreement (the “Agreement”) with CenterBank (the “Buyer”) and The Community Bank Strategic Equity Fund, LLC (“CBSEF”).  The Agreement provided for the purchase of a substantial portion of the Bank’s assets, as well as the assumption of all of the Bank’s deposits and certain other liabilities by the Buyer.  In addition, the Agreement provided that the Buyer would pay a 5.5% premium on the deposits of the Bank, excluding brokered deposits, deposits of government units and other public entities, secured investor custodial accounts, and certificates of deposit that are subject to a repurchase agreement or otherwise secured by collateral.  The Bank’s other assets to be sold in the transaction, at net book value, include real and personal property, cash, investment securities, certain commercial, residential and consumer loans, and certain other assets.

Under Section 25(f) of the Agreement, the Company or the Buyer could terminate the Agreement if the closing of the transactions contemplated by the Agreement did not occur on or before December 31, 2008.  By letter dated December 29, 2008, the Buyer terminated its obligations under the Agreement pursuant to Section 25(f) of the Agreement.

On December 31, 2008, the Company and CBSEF entered into the First Amendment (“Amendment”) to the Agreement to extend the Company’s and CBSEF’s obligations under the Agreement to January 31, 2009.  The Company and CBSEF reaffirmed their respective representations and warranties and acknowledged that CBSEF will require another financial institution acceptable to the Office of Thrift Supervision to perform its or their obligations under the Agreement.

Extension of Forbearance Agreement

As previously announced, the Company entered into a Forbearance Agreement with Integra Bank, N.A. (“Integra”) on July 24, 2008 (“Forbearance Agreement”) regarding the Company’s $17.5 million obligation to Integra under an outstanding line of credit from Integra that was due and payable on June 30, 2008.  On December 31, 2008, the Company and Integra extended the forbearance period to January 31, 2009.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 5, 2009

PEOPLES COMMUNITY BANCORP, INC.

By:	/s/ JERRY D. WILLIAMS
Jerry D. Williams
President and Chief Executive Officer